Registration No. 333-


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM S-8

    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      FRONTIER CORPORATION
     (Exact name of registrant as specified in its charter)

            NEW YORK                    16-0613330
  (State or other jurisdiction          (I.R.S. Employer
of incorporation or organization)       Identification No.)
--------------------------------        -------------------

180 South Clinton Avenue Rochester, New York   14646-0700
(Address of Principal Executive Offices)      (Zip Code)

                      FRONTIER CORPORATION
                     OMNIBUS INCENTIVE PLAN
                    (Full title of the Plan)

                   Josephine S. Trubek, Esq.
                      Corporate Secretary
                      Frontier Corporation
                    180 South Clinton Avenue
                 Rochester, New York 14646-0700
                         (716) 777-6713
  ------------------------------------------------------------
   (Name, address and telephone number of agent for service)
  ------------------------------------------------------------
               Copy to: Barbara J. LaVerdi, Esq.
                      Frontier Corporation
                    180 South Clinton Avenue
                    Rochester, New York 14646-0700
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
                 CALCULATION OF REGISTRATION FEE



                             Proposed    Proposed
Title of                     Maximum     Maximum
Securities      Amount       Offering    Aggregate    Amount of
to be           to be        Price       Offering    Registration
Registered      Registered   per Share*   Price*        Fee*
-----------------------------------------------------------------
Common Stock    500,000       $32.79     $16,395,000   $4,836.53
$1.00 par       shares
 value


* Inserted solely for the purposes of calculating the registration fee pursuant to Rule 457(h) and based upon the average of the high and low prices for the registrant's Common Stock on the New York
 Stock Exchange reported as of April 2, 1998.
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                             Part II

                  INFORMATION REQUIRED IN THE
                     REGISTRATION STATEMENT



Item 3. Incorporation of Certain Documents by Reference.


      The following documents which have been filed by Frontier
Corporation (the "Company") with the Securities and Exchange
Commission are incorporated herein by reference:

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 pursuant to Section 13 of the Securities Exchange Act of 1934.

      (b) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1997.

      (c) The description of the Company's Common Stock contained in the Company's registration statement filed under
Section 12 of the Securities Exchange Act, including all amendments or reports filed for the purpose of updating such description, including specifically, but not limited to
Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

      All documents subsequently filed by the Company or the Company's Omnibus Incentive Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.


Item 4. Description of Securities.

      Not Applicable.



Item 5. Interests of Named Experts and Counsel.

      The legality of the Plan and Common Stock has been passed upon by Barbara J. LaVerdi Esq., Senior Attorney in the Office of the Secretary of the Company.


Item 6. Indemnification of Directors and Officers

      The Business Corporation Law of the State of New York ("BCL") provides that if a derivative action is brought against a director or officer, the Company may indemnify him or her against amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him or her in connection with the defense or settlement of such action, if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the Company, except that no indemnification shall be made without court approval in respect of a threatened action, or a pending action settled or otherwise disposed of, or in respect of any matter as to which such director or officer has been found liable to the Company.
In a nonderivative action or threatened action, the BCL provides that the Company may indemnify a director or officer against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him or her in defending such action if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the Company.

      Under the BCL, a director or officer who is successful, either in a derivative or nonderivative action, is entitled to indemnification as outlined above. Under any other circumstances, such director or officer may be indemnified only if certain conditions specified in the BCL are met. The indemnification provisions of the BCL are not exclusive of any other rights to which a director or officer seeking indemnification may be entitled pursuant to the provisions of the certificate of incorporation or the bylaws of a corporation or, when authorized by such certificate of incorporation or bylaws, pursuant to a shareholders' resolution, a directors' resolution or an agreement providing for such indemnification.

      The above is a general summary of certain provisions of the BCL and is subject, in all cases, to the specific and detailed provisions of Sections 721-725 of the BCL.

      The Restated Certificate of Incorporation of the Company limits the personal liability of directors to the Company or its shareholders to the fullest extent permitted by the BCL.

      Article II, Section 12, of the Company's By-Laws contains provisions authorizing indemnification by the Company of directors and officers against certain liabilities and expenses which they may incur as directors and officers of the Company or of certain other entitles in accordance with, and to the fullest extent permitted by, Sections 721-725 of the BCL.

      Section 726 of the BCL also contains provisions authorizing a corporation to obtain insurance on behalf of any director and officer against liabilities, whether or not the corporation would have the power to indemnify against such liabilities. The Company maintains Executive Liability and Defense coverage under which the directors and officers of the Company are insured, subject to the limits of the policy, against certain losses, as defined in the policy, arising from claims made against such directors and officers by reason of any wrongful acts as defined in the policy, in their respective capacities as directors or officers.


Item 7. Exemption from Registration Claimed.

      Not applicable.

Item 8. Exhibits.

      See Exhibit Index.

Item 9. Undertakings.

A.   Post-Effective Amendments

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i)  To include any prospectus
                    required by Section 10(a)(3) of the
                    Securities Act of 1933;

                    (ii) To reflect in the
                    prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material
                    information with respect to the plan of
                    distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for the purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
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                           SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on April 7, 1998.

                              FRONTIER CORPORATION

                                   /s/ Joseph P. Clayton
                              By: ------------------------
                                   Joseph P. Clayton
                                   Chief Executive Officer,
                                   President and Director




    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                                   /s/ James G. Dole
Date: April 8, 1998           By:   --------------------------
                                    James G. Dole
                                    Senior Vice President and
                                    Controller
                                    (principal financial and
                                     accounting officer)
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
                          SIGNATURES

                           DIRECTORS

                                             *
Date: April 7, 1998           By:  -------------------------
                                    Patricia C. Barron

                                             *
Date: April 7, 1998           By:  -------------------------
                                    Raul E. Cesan

Date: April 7, 1998                          *
                              By:  -------------------------
                                    Brenda E. Edgerton

                                             *
Date: April 7, 1998           By:  -------------------------
                                   Jairo A. Estrada


Date:                         By:  -------------------------
                                    Michael E. Faherty

                                             *
Date: April 7, 1998           By:  -------------------------
                                    Daniel E. Gill

                                             *
Date: April 7, 1998           By:  --------------------------
                                    Alan C. Hasselwander

                                             *
Date: April 7, 1998           By:  --------------------------
                                    Robert J. Holland, Jr.

                                             *
Date: April 7, 1998           By:  ----------------------------
                                    Douglas H. McCorkindale


                                             *
Date: April 7, 1998           By:  ----------------------------
                                    Dr. Leo J. Thomas



                      /s/ Josephine S. Trubek
                * By: -------------------------
                      Josephine S. Trubek
                        Attorney-In-Fact

                           SIGNATURES


    The Plan.  Pursuant to the requirements of the Securities
Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New
York, on the 7th day of April, 1998.


                              FRONTIER OMNIBUS INCENTIVE PLAN

                                   /s/ Kenneth P. Schirmuhly
                              By: --------------------------
                                   Kenneth P. Schirmuhly
                                   Director - Compensation and
                                   Benefits

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                         EXHIBIT INDEX

Exhibit
Number  Description                    Reference
------  -----------                    ----------

4.1    Restated Certificate of          Incorporated by reference
       Incorporation dated              to Exhibit 3.1 to Form
       January 24, 1995                 10-K for the year ended
                                        December 31, 1995

4.2    Amendment to Restated            Incorporated by reference
       Certificate of Incorporation     to Exhibit 3.2 to Form
       dated April 9, 1995              10-K for the year ended
                                        December 31, 1995

4.3    By-Laws                          Incorporated by reference
                                        to Exhibit 3.3 to Form
                                        10-K for the year ended
                                        December 31, 1997

5      Opinion of Barbara J.            Filed herewith
       LaVerdi Esq. as to legality
       of Plan

23-1   Consent of Barbara J. LaVerdi,
       Esq. is contained in her
       opinion filed as Exhibit 5
       to this Registration Statement

23-2   Consent of Price Waterhouse      Filed herewith
       LLP, independent accountants

23-3   Consent of Ernst & Young         Filed herewith
       LLP, independent accountants

24     Powers of Attorney               Filed herewith